FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 6 1979

WM. SWACKHAMER, SECRETARY OF STATE

No. 1886-79

Filing Fee: $50.00
By: David Brandsness
4448 Euclid Ave.
Las Vegas, Nevada 89121

ARTICLES OF INCORPORATION

OF

HEALTH MANAGEMENT ASSOCIATES, INC.

The undersigned natural persons acting as incorporators of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, adopt the following Articles of Incorporation:

ARTICLE 1

NAME

The name of the Corporation is:

HEALTH MANAGEMENT ASSOCIATES, INC.

ARTICLE 2

PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE 3

PURPOSE

The purpose for which the corporation is organized is to engage in any lawful activity.

ARTICLE 4

AUTHORIZED SHARES AND ASSESSMENT OF SHARES

Section 4.01 Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 2,500 shares of Capital Stock without par value.

Section 4.02 Assessment of Shares. The Capital Stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE 5

PRINCIPAL OFFICE AND INITIAL RESIDENT AGENT

Section 5.01 Principal Office. The address of the principal office of the Corporation is 4448 Euclid Avenue, Las Vegas, Nevada 89121.

Section 5.02 Initial Resident Agent. The name and address of the initial resident agent of the corporation is David R. Brandsness, 4448 Euclid Avenue, Las Vegas, Nevada 89121.

ARTICLE 6

DATA RESPECTING DIRECTORS

Section 6.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of three (3) members, who need not be residents of the State of Nevada or shareholders of the Corporation.

Section 6.03 Names and Addresses. The names and post office addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, follow:

Names	Post Office Addresses
Wilhelm J. Sthultz	3641 Barcelona Avenue Las Vegas, Nevada 89121
Ernest J. Libman	2566 Love Street Las Vegas, Nevada 89109
P. Michael McAllister	7435 Rogers Street Las Vegas, Nevada 89118

Section 6.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Code of By-laws of the Corporation.

ARTICLE 7

DATA RESPECTING INCORPORATORS

The names and post office addresses of the incorporators of the Corporation follow:

Name	Post Office Address
Wilhelm J. Sthultz	3641 Barcelona Avenue Las Vegas, Nevada 89121
Ernest J. Libman	2566 Love Street Las Vegas, Nevada 89109
P. Michael McAllister	7435 Rogers Street Las Vegas, Nevada 89118

EXECUTED this 4th day of April, 1979.

WILHELM J. STHULTZ

ERNEST J. LIBMAN

P. MICHAEL McALLISTER

STATE OF NEVADA)
) ss.
COUNTY OF CLARK)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Nevada, do hereby certify that on this day, personally appeared before me Wilhelm J. Sthultz, Ernest J. Libman and P. Michael McAllister, who, being by me first duly sworn, declare that they are the incorporators referred to in Article 7 of the foregoing Articles of Incorporation, and that they signed these Articles of Incorporation, and that the statements contained therein are true.

WITNESS my hand and Notarial Seal this 4 day of April, 1979.

Marietta Walter
NOTARY PUBLIC

MARIETTA WALTER
Notary Public—State of Nevada
COUNTY OF CLARK
My Commission Expires Oct. 12, 1979

AGREEMENT OF MERGER
BETWEEN
UNIVERSAL HEALTH SERVICES OF SPARKS, INC.
AND
HEALTH MANAGEMENT ASSOCIATES, INC.

1886-79 Universal Health Services of Sparks, Inc., a corporation organized and existing under the laws of Nevada,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 10th day of June, 1980, pursuant to the laws of the state of Nevada.

SECOND: That this corporation owns all of the outstanding shares of the stock of Health Management Associates, Inc., a corporation incorporated on the 25th day of April, 1979, pursuant to the laws of the state of Nevada.

THIRD: That the directors of Universal Health Services of Sparks, Inc. by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board on the 23rd day of February, 1987, determined to merge itself into said Health Management Associates, Inc.

RESOLVED, that Universal Health Services of Sparks, Inc., merge, and it hereby does merge itself into said

Health Management Associates, Inc. which assumes all of the obligations of Universal Health Services of Sparks, Inc.

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Nevada.

FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

(1) Until altered, amended or repealed, as therein provided, the bylaws of Health Management Associates, Inc., as in effect on the date of filing this Certificate of Ownership and Merger, shall be the bylaws of the surviving.

(2) The Directors and Officers of the surviving corporation on the effective date of this merger, shall continue to be the Directors and Officers of the surviving corporation.

(3) The Certificate of Incorporation of Health Management Associates, Inc. as heretofore amended and as in effect on the date of the merger provided for in the Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

(4) The manner of converting the outstanding shares of capital stock of each of the constituent corporations into

the shares on other securities of the surviving corporation shall be as follows:

(a) Each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of this Agreement, shall remain issued and outstanding.

(b) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this Agreement, and all rights in respect thereof shall forthwith be surrendered for cancellation.

FURTHER RESOLVED, that the proposed merger shall be submitted to the stockholders of Universal Health Services of Sparks, Inc. and shall be approved by resolutions, duly adopted by unanimous written consent, of such stockholders

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Health Management Associates, Inc., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the state of Nevada,

which may be in anywise necessary or proper to effect said merger.

FOURTH: That the merger has been approved by the holders of a majority of the stock of Universal Health Services of Sparks, Inc., by resolutions, duly adopted by the unanimous written consent of such holders of stock, filed with the minutes of the corporation.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the Board of Directors of Universal Health Services of Sparks, Inc. at any time prior to the date of filing the merger with the Secretary of State

IN WITNESS WHEREOF, said Health Management Associates, Inc. has caused this certificate to be signed by Sidney Miller, its Vice President, and by Robert M. Dubbs, its Secretary, this 23rd day of May, 1987

SIDNEY MILLER, VICE PRESIDENT

ROBERT M. DUBBS, SECRETARY

STATE OF Pa)
) ss:
COUNTY OF Montgomery)

On May 19, 1987 personally appeared before me, a Notary Public Sidney Miller & Robert Dubbs, who acknowledged that he executed the above instrument.

Eleanor T. Bicer
Notary Public

(SEAL)

ELEANOR T. BICER, Notary Public
Upper Merion Twp., Montgomery Co.
My Commission Expires Oct. 24, 1989

CERTIFICATE OF OWNERSHIP

MERGING

UNIVERSAL HEALTH SERVICES OF SPARKS, INC.
(A NEVADA CORPORATION) #3277-80

INTO

HEALTH MANAGEMENT ASSOCIATES, INC.
(A NEVADA CORPORATION)

FILED AT THE REQUEST OF:

UNIVERSAL HEALTH SERVICES, INC.
367 SO. GULPH ROAD
KING OF PRUSSIA, PA. 19406

FILING DATE: 6-1-87
FILING FEE: $ 50.00
FILE #1886-79

FILING FEE: $50.00
BY: UHS

F I L E D
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 01 1988

[illegible] SECRETARY OF STATE
[signature]
1886-79

(Amendment by written consent of the stockholders holding at least a majority of the voting power)

SHERRIE L. HEDRICK
367 SOUTH GULPH RD.
KING OF PRUSSIA, PA.
19406

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Health Management Associates, Inc., a corporation organized under the laws of the State of Nevada, by its ~~president (or~~ vice-president) and secretary ~~(or assistant secretary)~~ does hereby certify:

1. That the board of directors of said corporation ~~at a meeting duly~~ by a unanimous written consent dated the ~~convened and held on the~~ 12th day of January, 19 88, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

RESOLVED that article 1 of said articles of incorporation be amended to read as follows: "The name of the corporation is: Sparks Family Hospital, Inc.."

2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 1850; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority* of each class of stock outstanding and entitled to vote thereon.

(*A greater proportion may be required by the articles. If the amendment changes any preference or any relative or other right given to any class or series of outstanding stock then the amendment must also be approved by the written consent of each class or series so affected by the amendment. Different series of the same class are not considered different classes for the purpose of voting by classes except when any such series is adversely affected in a manner different from that in which other series of the same class are affected.)

(In case the authorized capital stock is decreased by the amendment, add: "3. The capital of the corporation will not be decreased under or by reason of this amendment.")

IN WITNESS WHEREOF, the said Health Management Associates, Inc. has caused this certificate to be signed by its ~~president~~ (or vice-president) and its secretary (~~or assistant secretary~~) and its corporate seal to be hereto affixed this 25th day of January, 19 88.

Health Management Associates, Inc.

By ______________________
~~President~~ (or Vice-President)

* Sidney Miller

By ______________________
Secretary (~~or Assistant Secretary~~)

* Robert M. Dubbs

(SEAL)

*(Names must be typed under signatures)

STATE OF Pennsylvania)
) ss:
COUNTY OF Montgomery)

On January 25, 1988 (date) personally appeared before me, a Notary Public, Sidney Miller and Robert M. Dubbs, who acknowledged that they executed the above instrument.

____
(Notary Public)

Commission Expires May 27

(SEAL)